Exhibit 99.1

Kura Oncology Reports Third Quarter 2017

Financial Results and Provides Corporate Update

Management to host webcast and conference call today at 4:30 p.m. ET

SAN DIEGO, November 7, 2017 – Kura Oncology, Inc., (Nasdaq: KURA) a clinical-stage biopharmaceutical company focused on the development of precision medicines for oncology, today reported third quarter 2017 financial results and provided a corporate update.

“Over the last several months, Kura has continued to deliver important advances against our pipeline priorities,” said Troy Wilson, Ph.D., J.D., President and CEO of Kura Oncology. “We recently achieved a key milestone with positive Phase 2 results for our lead product candidate, tipifarnib, to treat relapsed or refractory head and neck squamous cell carcinomas (HNSCC) with HRAS mutations. This positive study validates the potential of our precision medicine approach to generate evidence of clinical activity in a well-defined, difficult-to-treat patient population that we believe justifies continued and rapid drug development. Based on these very encouraging clinical results and, subject to further input from regulatory authorities, we plan to initiate a registration-enabling study of tipifarnib in HRAS mutant HNSCC in 2018.

“In addition, we continue to evaluate tipifarnib in our ongoing Phase 2 trials in peripheral T-cell lymphoma (PTCL), myelodysplastic syndromes (MDS) and chronic myelomonocytic leukemia (CMML), as well as advance our pipeline programs, KO-947 and KO-539, and we look forward to providing additional updates on these programs over the next several quarters. Finally, we expect the proceeds from our capital raise in August, coupled with our existing cash on hand, will provide the resources necessary to support our pipeline of precision medicines through a series of significant milestones anticipated in 2018.”

Recent Operational Highlights

•

Positive Phase 2 study of tipifarnib in HRAS mutant HNSCC – In September, Kura announced positive topline results from a Phase 2 trial of tipifarnib in patients with HRAS mutant HNSCC. The trial achieved its primary endpoint prior to the completion of patient enrollment. Updated results from this study presented at the AACR-NCI-EORTC International Conference in October showed that confirmed partial responses were observed in four out of six patients with HRAS mutant HNSCC, and tipifarnib demonstrated rapid and durable responses, with partial responses observed beyond one year in duration.

•

KO-539 shows robust anti-tumor activity in preclinical models of AML – In October, Kura presented preclinical data for KO-539, an inhibitor of the menin-MLL interaction, which supports the potential clinical utility of KO-539 in NPM1- and DNMT3A-mutant acute myeloid leukemia (AML). The data, presented at the AACR-NCI-EORTC International Conference, suggest KO-539 drives robust and persistent responses in preclinical models of

AML and has the potential to be active in subtypes representing approximately half of patients with AML.
•	Completed follow-on offering – In August, Kura completed an underwritten public offering resulting in net proceeds to the company of approximately $53.5 million.

Upcoming Potential Milestones and Expectations for Clinical Programs

•	Presentation of preliminary results from the ongoing Phase 2 trial of tipifarnib in CMML at the American Society of Hematology (ASH) Annual Meeting in December 2017
•	Presentation on the CXCL12/CXCR4 Pathway as a potential target of tipifarnib in AML and MDS at ASH in December 2017
•	Presentation on the CXCL12/CXCR4 Pathway as a potential target of tipifarnib from the ongoing Phase 2 trial of tipifarnib in PTCL at ASH in December 2017
•	Presentation of updated results from the Phase 2 trial of tipifarnib in HRAS mutant HNSCC at the Multidisciplinary Head and Neck Cancers Symposium in February 2018
•	Additional data from the Phase 2 trials of tipifarnib in PTCL, CMML and MDS in 2018
•	Data from the KO-947 Phase 1 trial in non-hematological malignancies in 2018
•	Initiation of a registration-enabling trial of tipifarnib in HRAS mutant HNSCC in 2018

Financial Results for the Third Quarter 2017

•

Cash, cash equivalents and short-term investments totaled $100.8 million as of September 30, 2017, compared with $53.2 million as of June 30, 2017. Cash, cash equivalents and short-term investments at the end of September includes net proceeds of approximately $53.5 million from the follow-on offering in August. Management expects that current cash, cash equivalents and short-term investments will be sufficient to fund current operations into 2019.

•	Research and development expenses for the third quarter of 2017 were $7.1 million, compared to $5.3 million for the third quarter of 2016.
•	General and administrative expenses for the third quarter of 2017 were $2.4 million, compared to $1.7 million for the third quarter of 2016.
•	Net loss for the third quarter of 2017 was $9.3 million, or $0.38 per share, compared to a net loss of $6.9 million, or $0.37 per share, for the third quarter of 2016.

Conference Call and Webcast

Kura’s management will host a webcast and conference call regarding this announcement at 1:30 p.m. PT/4:30 p.m. ET today. The live call may be accessed by dialing (877) 516-3514 for domestic callers and (281) 973-6129 for international callers and using conference ID # 2685708. A live webcast of the call will be available from the investor relations section of the company website at www.kuraoncology.com, and will be archived there for 30 days. A telephone replay of the call will be available by dialing (855) 859-2056 for domestic callers, or (404) 537-3406 for international callers, and entering the conference ID # 2685708.

About Kura Oncology

Kura Oncology is a clinical-stage biopharmaceutical company committed to realizing the promise of precision medicines for the treatment of cancer. The company’s pipeline consists of small molecule drug candidates that target cancer signaling pathways where there is a strong scientific and clinical rationale to improve outcomes by identifying those patients most likely to benefit from treatment. Kura Oncology’s lead drug candidate is tipifarnib, a farnesyl transferase inhibitor, which is currently being studied in multiple Phase 2 clinical trials. Kura’s pipeline also includes KO-947, an ERK inhibitor, currently in a Phase 1 trial, and KO-539, an inhibitor of the menin-MLL protein-protein interaction, currently in preclinical testing. For additional information about Kura Oncology, please visit the company’s website at www.kuraoncology.com.

Forward-Looking Statements

This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, the efficacy, safety and therapeutic potential of Kura Oncology’s product candidates, tipifarnib, KO-947 and KO-539, progress and expected timing of Kura Oncology’s drug development programs and clinical trials, plans regarding regulatory filings and future research and clinical trials, the strength of Kura Oncology’s balance sheet and the adequacy of cash on hand. Factors that may cause actual results to differ materially include the risk that compounds that appeared promising in early research or clinical trials do not demonstrate safety and/or efficacy in later preclinical studies or clinical trials, the risk that Kura Oncology may not obtain approval to market its product candidates, uncertainties associated with performing clinical trials, regulatory filings and applications, risks associated with reliance on third parties to successfully conduct clinical trials, the risks associated with reliance on outside financing to meet capital requirements, and other risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "promise, " "potential," "expects," "plans," "anticipates," "intends," "continues," "designed," "goal," or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties the Company faces, please refer to the Company's periodic and other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and Kura Oncology assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

KURA ONCOLOGY, INC.
Statements of Operations Data
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Operating Expenses:
Research and development	$7,142	$5,316	$18,307	$14,901
General and administrative	2,357	1,742	6,775	5,988
Total operating expenses	9,499	7,058	25,082	20,889
Other income, net	166	132	396	676
Net loss	$(9,333)	$(6,926)	$(24,686)	$(20,213)
Net loss per share, basic and diluted	$(0.38)	$(0.37)	$(1.16)	$(1.09)
Weighted average number of shares used in computing net loss per share, basic and diluted	24,344	18,850	21,217	18,549

KURA ONCOLOGY, INC.
Balance Sheet Data
(unaudited)
(in thousands)
	September 30, 2017	December 31, 2016
Cash, cash equivalents and short-term investments	$100,805	$67,790
Working capital	94,361	63,359
Total assets	103,115	69,821
Long-term liabilities	6,354	7,494
Accumulated deficit	(78,542)	(53,856)
Total stockholders’ equity	89,199	56,876

CONTACTS

Pete De Spain

Vice President, Investor Relations & Corporate Communications

Kura Oncology, Inc.

(858) 500-8803

pete@kuraoncology.com

Robert H. Uhl

Managing Director

Westwicke Partners, LLC

(858) 356-5932

robert.uhl@westwicke.com